Exhibit 99.1

TransAct Technologies Reports Preliminary Third Quarter 2022 Financial Results

2022 Third Quarter Net Sales of $17.9 Million, up 68% on a Year-Over-Year Basis

FST Recurring Revenue of $2.6 Million, up 27% on a Year-Over-Year Basis

FST Paid Terminals Up 36% from September 30, 2021

Reports Positive Net Income

Hamden, CT – November 10, 2022 – TransAct Technologies Incorporated (Nasdaq: TACT) (“TransAct” or the “Company”), a global leader in software-driven technology and printing solutions for high-growth markets, today reported preliminary operating results for the quarter ended September 30, 2022.

“Our quarterly results broke not only a number of Company sales records, but also mark the end of our best nine months in sales since 2018. This would not be possible without the incredible work of our engineering, operations and sales teams who have worked tirelessly to get a near record number of casino and POS printers manufactured, sold and delivered in the face of supply shortages, and I cannot thank the TransAct team enough for their efforts,” said Bart C. Shuldman, Chief Executive Officer of TransAct. Mr. Shuldman continued, “This quarter saw continued momentum in our Food Service Technology (“FST”) business with new records set for total FST revenue at $3.7 million, and total recurring FST revenue of nearly $2.6 million, including label sales. Furthermore, with the new additions to our sales force settling in, we have a solid pipeline of opportunities with a number of customer evaluations in progress with world-class organizations.”

“In addition, I am thrilled with the Casino and Gaming market where historic demand continues to outstrip our supply. Every printer we can make is being shipped out which helped us see a double-digit gain in our domestic sales and yet another triple digit gain in our international markets in the third quarter of 2022 compared to the third quarter of 2021. I could not be more pleased with the whole team as TransAct looks to capitalize on these trends going into 2023.”

Third Quarter 2022 Financial Highlights

•	Net Sales: Net sales for the third quarter of 2022 were $17.9 million, up 68% compared to $10.6 million for the third quarter of 2021.

•	FST Recurring Revenue: FST recurring revenue for the third quarter of 2022 was $2.6 million, up 27% compared to $2.0 million for the third quarter of 2021.

•	Gross Profit: Gross profit for the third quarter of 2022 was $8.2 million, resulting in gross margin of 45.9%, compared to gross profit of $4.3 million for the third quarter of 2021, which resulted in a 40.5% gross margin.

•	Operating income (loss): Operating income for the third quarter of 2022 was $0.4 million, compared to operating loss of $(1.6) million for the third quarter of 2021.

•	Net income: Net income for the third quarter of 2022 was $0.5 million, or $0.05 net income per diluted share, based on 9.9 million weighted average common shares outstanding. Net income for the comparable 2021 period was $0.9 million, or $0.09 net income per diluted share, based on 9.8 million weighted average common shares outstanding.

•	Adjusted net income (loss): Adjusted net income for the third quarter of 2022 was $0.5 million, or $0.05 adjusted net income per diluted share compared to adjusted net loss for the third quarter of 2021 of $(1.3) million, or $(0.14) adjusted net loss per diluted share.

•	EBITDA: EBITDA was $0.9 million for the third quarter of 2022, compared to EBITDA of $0.7 million for the third quarter of 2021.

•	Adjusted EBITDA: Adjusted EBITDA was $1.2 million for the third quarter of 2022, compared to adjusted EBITDA loss of $(1.2) million for the third quarter of 2021.

•	Paid Terminals: Paid terminals in the market were 11,929 on September 30, 2022, compared to 8,749 on September 30, 2021, an increase of 36%.

2022 Third Quarter Conference Call and Webcast

TransAct is hosting a conference call and webcast today, November 10, 2022, beginning at 4:30 p.m. ET to discuss the Company’s preliminary third quarter 2022 results and other matters. Both the call and the webcast are open to the general public. The conference call number is 888-394-8218 and the conference ID number is 6552635 (domestic or international). Please call ten minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at www.transact-tech.com (select “Investor Relations” followed by “Events & Presentations”). Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Change in Accounting Principle

Effective April 1, 2022, TransAct changed its method of inventory valuation from standard costing which approximates first-in first-out “FIFO” to the average costing methodology. The Company believes this method is preferable because it reflects a better estimate of inventory cost as the Company does not perform intensive manufacturing of its finished products which are therefore better measured under average cost. In addition, the Company’s business is projected to include an increasing sales volume of software going forward, which better aligns with average costing. Comparative financial statements of prior periods have been adjusted to apply the new method retrospectively and are labeled “As Adjusted” in the Condensed Consolidated Statements of Operations and Condensed Consolidated Balance Sheets attached to this release.

Non-GAAP Financial Measures

TransAct is providing certain non-GAAP financial measures because the Company believes that these measures are helpful to investors and others in assessing the ongoing nature of what the Company’s management views as TransAct’s core operations. EBITDA and adjusted EBITDA provide the Company with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. The Company believes that these non-GAAP financial measures provide relevant and useful information to an investor evaluating the Company’s operating performance because these measures are: (i) widely used by investors to measure a company’s operating performance without regard to items that do not reflect the Company’s ongoing operations and are excluded from the calculation of such measure; (ii) used as financial measurements by lenders and other parties to evaluate creditworthiness; and (iii) used by the Company’s management for various purposes including strategic planning and forecasting and assessing financial performance. Adjusted net income (loss) and adjusted net income (loss) per diluted share provide the Company with an understanding of the results of the primary operations of the business by excluding the effects of special items (for example, the forgiveness of the Company’s $2.2 million loan under the Paycheck Protection Program (the “PPP Loan”) administered by the Small Business Administration ( the “SBA”) pursuant to the Coronavirus Aid, Relief, and Economic Security Act of 2020 (the “CARES Act”)) that do not reflect the ordinary earnings of the Company’s operations. The Company believes this provides a more comparable measure of the Company’s continuing business, as these measures adjust for the special items that are not reflective of the normal results of the business. These measures may be useful to an investor in evaluating the underlying operating performance of the Company’s business. The presentation of this non-GAAP information is not considered superior to or a substitute for, and should be read in conjunction with, the financial information prepared in accordance with GAAP.

EBITDA is defined as net income (loss) before net interest expense, income taxes, depreciation, and amortization. A reconciliation of EBITDA to net income (loss), the most comparable GAAP financial measure, can be found attached to this release.

Adjusted EBITDA is defined as net income (loss) before net interest expense, income taxes, depreciation and amortization and is adjusted for share-based compensation and the impact of the forgiveness of the PPP Loan by the SBA pursuant to the CARES Act. The Company adjusts EBITDA for share-based compensation because the Company considers share-based compensation to be a non-cash expense similar to depreciation and amortization. A reconciliation of adjusted EBITDA to net income (loss), the most comparable GAAP financial measure, can be found attached to this release.

Adjusted net income (loss) is defined as net income (loss) adjusted for the impact of the forgiveness of the PPP Loan by the SBA pursuant to the CARES Act. A reconciliation of adjusted net income (loss) to net income (loss), the most comparable GAAP financial measure, can be found attached to this release.

Adjusted net income (loss) per diluted share is defined as adjusted net income (loss) divided by diluted shares outstanding. A reconciliation of adjusted net income (loss) per diluted share to net income (loss) per diluted share, the most comparable GAAP financial measure, can be found attached to this release.

About TransAct Technologies Incorporated

TransAct Technologies Incorporated is a global leader in developing and selling software-driven technology and printing solutions for high-growth markets including food service, casino and gaming, and POS automation. The Company’s solutions are designed from the ground up based on customer requirements and are sold under the BOHA! ™, AccuDate™, EPICENTRAL®, Epic® and Ithaca® brands. TransAct has sold over 3.6 million printers, terminals and other hardware devices around the world and is committed to providing world-class service, spare parts, and accessories to support its installed product base. Through the TransAct Services Group, the Company also provides customers with a complete range of supplies and consumable items both online at http://www.transactsupplies.com and through its direct sales team. TransAct is headquartered in Hamden, CT. For more information, please visit http://www.transact-tech.com or call (203) 859-6800.

TransAct®, BOHA!™, AccuDate™, Epic, EPICENTRAL™ and Ithaca® are trademarks of TransAct Technologies Incorporated. ©2022 TRANSACT Technologies Incorporated. All rights reserved.

Cautionary Statement Regarding Preliminary Financial Information

The Company has prepared the preliminary financial information set forth below on a materially consistent basis with its historical financial information and in good faith based upon its internal reporting as of and for the three and nine months ended September 30, 2022. This financial information is preliminary and is thus inherently uncertain and subject to change as the Company finalizes its financial results and related review for the three and nine months ended September 30, 2022. During the course of the preparation of the Company’s condensed consolidated financial statements and related notes as of and for the three and nine months ended September 30, 2022, the Company may identify items that could cause its final reported results to be materially different from the preliminary financial information set forth above. As a result, there can be no assurance that the Company’s final results for this period will not differ from the preliminary financial information.

This preliminary financial information should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. In addition, this preliminary financial information is not necessarily indicative of the results to be achieved for any future period.

Forward-Looking Statements

Certain statements in this press release include forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology, such as "may", "will", "expect", "intend", "estimate", "anticipate", "believe", "project”, "plan”, "design" or "continue", or the negative thereof, or other similar words. All forward-looking statements involve risks and uncertainties, including, but not limited to, the adverse effects of current economic conditions, whether due to the COVID-19 pandemic or otherwise on our business, operations, financial condition, results of operations and capital resources, including difficulties or delays in manufacturing or delivery of inventory or other supply chain disruptions, shutdowns and/or operational restrictions imposed on our customers, an inability of our customers to make payments on time or at all, diversion of management attention, necessary modifications to our business practices and operations, cost cutting measures we have made and may continue to make, a possible future reduction in the value of goodwill or other intangible assets, inadequate manufacturing capacity or a shortfall or excess of inventory as a result of difficulty in predicting manufacturing requirements due to volatile economic conditions, price increases or decreased availability of component parts or raw materials, exchange rate fluctuations, volatility of and decreases in trading prices of our common stock and the availability of needed financing on acceptable terms or at all; our ability to successfully develop new products that garner customer acceptance and generate sales, both domestically and internationally, in the face of substantial competition; our reliance on an unrelated third party to develop, maintain and host certain web-based food service application software and develop and maintain selected components of our downloadable software applications pursuant to a non-exclusive license agreement, and the risk that interruptions in our relationship with that third party could materially impair our ability to provide services to our food service technology customers on a timely basis or at all and could require substantial expenditures to find or develop alternative software products; our ability to successfully transition our business into the food service technology market; risks associated with potential future acquisitions; general economic conditions; our dependence on contract manufacturers for the assembly of a large portion of our products in Asia; our dependence on significant suppliers; our ability to recruit and retain quality employees as the Company grows; our dependence on third parties for sales outside the United States; our dependence on technology licenses from third parties; marketplace acceptance of new products; risks associated with foreign operations; the availability of third-party components at reasonable prices; price wars or other significant pricing pressures affecting the Company's products in the United States or abroad; increased product costs or reduced customer demand for our products due to changes in U.S. policy that may result in trade wars or tariffs; our ability to protect intellectual property; the effect of the United Kingdom’s withdrawal from the European Union; the ongoing war between Russia and Ukraine and the global response to this war; risks associated with the Company’s ongoing implementation of a new ERP system; and other risk factors detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and other reports filed with the Securities and Exchange Commission. Actual results may differ materially from those discussed in, or implied by, the forward-looking statements. The forward-looking statements speak only as of the date of this release, and the Company assumes no duty to update them to reflect new, changing or unanticipated events or circumstances, except as required by applicable law.

# # #

Investor Contact:
Bart Shuldman	Ryan Gardella
Chief Executive Officer	ICR, Inc.
TransAct Technologies Incorporated	Ryan.Gardella@icrinc.com

- Financial tables follow –

TRANSACT TECHNOLOGIES INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Preliminary and Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2022	2021	2022	2021
		As Adjusted	As Adjusted	As Adjusted
	(In thousands, except per share data)

Net sales	$17,856	$10,637	$40,181	$28,263
Cost of sales	9,663	6,332	23,988	17,187
Gross profit	8,193	4,305	16,193	11,076

Operating expenses:
Engineering, design and product development	1,985	1,876	6,440	5,483
Selling and marketing	2,748	1,899	8,724	5,109
General and administrative	3,073	2,146	9,200	7,264
	7,806	5,921	24,364	17,856
Operating income (loss)	387	(1,616)	(8,171)	(6,780)

Interest and other income (expense):
Interest, net	(53)	(29)	(145)	(71)
Other, net	132	(69)	(167)	(169)
Gain on forgiveness of long-term debt	-	2,173	-	2,173
	79	2,075	(312)	1,933

Income (loss) before income taxes	466	459	(8,483)	(4,847)
Income tax benefit	62	442	2,287	1,629
Net income (loss)	$528	$901	$(6,196)	$(3,218)

Net income (loss) per common share:
Basic	$0.05	$0.10	$(0.63)	$(0.35)
Diluted	$0.05	$0.09	$(0.63)	$(0.35)

Shares used in per share calculation:
Basic	9,911	9,408	9,902	9,112
Diluted	9,911	9,846	9,902	9,112

SUPPLEMENTAL INFORMATION – SALES BY MARKET:

(Preliminary and Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2022	2021	2022	2021
	(In thousands)

Food service technology	$3,748	$3,282	$9,310	$9,103
POS automation	5,228	1,188	7,700	3,608
Casino and gaming	7,743	4,036	19,030	10,368
Printrex	-	160	-	431
TransAct Services Group	1,137	1,971	4,141	4,753
Total net sales	$17,856	$10,637	$40,181	$28,263

TRANSACT TECHNOLOGIES INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(Preliminary and Unaudited)

		As Adjusted
	September 30,	December 31,
	2022	2021
	(In thousands)
Assets:
Current assets:
Cash and cash equivalents	$6,364	$19,457
Accounts receivable, net	13,639	7,593
Employee retention credit receivable	1,500	1,500
Inventories	11,115	7,711
Prepaid income taxes	188	137
Other current assets	984	738
Total current assets	33,790	37,136

Fixed assets, net	2,737	2,684
Right-of-use asset	2,693	2,553
Goodwill	2,621	2,621
Deferred tax assets	7,520	5,143
Intangible assets, net	281	397
Other assets	297	400
	16,149	13,798
Total assets	$49,939	$50,934

Liabilities and Shareholders’ Equity:
Current liabilities:
Current portion of revolving loan payable	$2,250	$-
Accounts payable	6,156	4,308
Accrued liabilities	3,998	3,894
Lease liability	827	789
Deferred revenue	1,158	805
Total current liabilities	14,389	9,796

Deferred revenue, net of current portion	164	186
Lease liability, net of current portion	1,909	1,781
Other liabilities	195	187
	2,268	2,154
Total liabilities	16,657	11,950

Shareholders’ equity:
Common stock	139	139
Additional paid-in capital	55,995	55,246
Retained earnings	9,370	15,566
Accumulated other comprehensive (loss) income, net of tax	(112)	143
Treasury stock, at cost	(32,110)	(32,110)
Total shareholders’ equity	33,282	38,984
Total liabilities and shareholders’ equity	$49,939	$50,934

TRANSACT TECHNOLOGIES INCORPORATED

RECONCILIATION OF GAAP EARNINGS FINANCIAL MEASURES TO CORRESPONDING

NON-GAAP FINANCIAL MEASURES

(Preliminary and Unaudited, thousands of dollars, except percentages and per share amounts)

	Three months ended September 30, 2022
	Reported	Adjustments(1)	Adjusted Non-GAAP
Operating expenses	$7,806	$-	$7,806
% of net sales	43.7%		43.7%

Operating income	387	-	387
% of net sales	2.2%		2.2%

Interest and other income	79	-	79
Income before income taxes	466	-	466
Income tax benefit	62	-	62
Net income	528	-	528
Net income per common share:
Basic	$0.05	$-	$0.05
Diluted	$0.05	$-	$0.05

(1)	No adjustments.

	Three months ended September 30, 2021
	Reported	Adjustments(2)	Adjusted Non-GAAP
Operating expenses	$5,921	$-	$5,921
% of net sales	55.7%		55.7%

Operating loss	(1,616)	-	(1,616)
% of net sales	(15.2)%		(15.2)%

Interest and other income (expense)	2,075	(2,173)	(98)
Income (loss) before income taxes	459	(2,173)	(1,714)
Income tax benefit	442	-	442
Net income (loss)	901	(2,173)	(1,272)
Net income (loss) per common share:
Basic	$0.10	$(0.23)	$(0.14)
Diluted	$0.09	$(0.22)	$(0.13)

(2)	Adjustment includes $2,173 gain on forgiveness of the PPP Loan that occurred in July 2021.

TRANSACT TECHNOLOGIES INCORPORATED

RECONCILIATION OF GAAP EARNINGS FINANCIAL MEASURES TO CORRESPONDING

NON-GAAP FINANCIAL MEASURES

(Preliminary and Unaudited, thousands of dollars, except percentages and per share amounts)

	Nine months ended September 30, 2022
	Reported	Adjustments(3)	Adjusted Non-GAAP
Operating expenses	$24,364	$-	$24,364
% of net sales	60.6%		60.6%

Operating loss	(8,171)	-	(8,171)
% of net sales	(20.3)%		(20.3)%

Interest and other income (expense)	(312)	-	(312)
Loss before income taxes	(8,483)	-	(8,483)
Income tax benefit	2,287	-	2,287
Net loss	(6,196)	-	(6,196)
Net loss per common share:
Basic	$(0.63)	$-	$(0.63)
Diluted	$(0.63)	$-	$(0.63)

(3)	No adjustments.

	Nine months ended September 30, 2021
	Reported	Adjustments(4)	Adjusted Non-GAAP
Operating expenses	$17,856	$-	$17,856
% of net sales	63.2%		63.2%

Operating loss	(6,780)	-	(6,780)
% of net sales	(24.0)%		(24.0)%

Interest and other income (expense)	1,933	(2,173)	(240)
Loss before income taxes	(4,847)	(2,173)	(7,020)
Income tax benefit	1,629	-	1,629
Net loss	(3,218)	(2,173)	(5,391)
Net loss per common share:
Basic	$(0.35)	$(0.24)	$(0.59)
Diluted	$(0.35)	$(0.24)	$(0.59)

(4)	Adjustment includes $2,173 gain on forgiveness of the PPP Loan that occurred in July 2021.

TRANSACT TECHNOLOGIES INCORPORATED

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

NON-GAAP FINANCIAL MEASURES

(Preliminary and Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2022	2021	2022	2021
		As Adjusted	As Adjusted	As Adjusted
	(In thousands)

Net income (loss)	$528	$901	$(6,196)	$(3,218)

Interest expense, net	53	29	145	71
Income tax (benefit)	(62)	(442)	(2,287)	(1,629)
Depreciation and amortization	359	235	984	721

EBITDA	878	723	(7,354)	(4,055)

Share-based compensation expense	287	257	868	952
Gain on forgiveness of PPP Loan	-	(2,173)	-	(2,173)

Adjusted EBITDA	$1,165	$(1,193)	$(6,486)	$(5,276)